Exhibit 99.1
FOR IMMEDIATE RELEASE

C2 CHANGES NAME TO COUNSEL RB CAPITAL INC.

JONATHAN & ADAM REICH APPOINTED CO-CEO’S

TORONTO, CANADA, JANUARY 20, 2011 – C2 Global Technologies Inc. (the “Company”) (OTCBB: COBT) announced that its proposed name change to Counsel RB Capital Inc. became effective today.

In December 2010 the Company acquired the 25% interest in its asset liquidation subsidiary, Counsel RB Capital LLC (“Counsel RB”), owned by Counsel RB’s Co-CEOs, Jonathan and Adam Reich.  The Company issued a total of 3,242,000 common shares in exchange for the minority interest in Counsel RB, which is now a wholly-owned subsidiary. The share consideration represented approximately 12.5%, post-issuance, of the Company’s outstanding common shares. Jonathan and Adam Reich have now been appointed Co-Chief Executive Officers of the Company and Allan Silber, the Company’s Chairman and current CEO, will become President.

Since commencing operations in the second quarter of 2009, Counsel RB Capital LLC has generated all of the Company’s revenue and has established itself as a major participant in the North American asset liquidation sector. Consequently, the Company’s Board of Directors approved a proposal to change the Company’s name to Counsel RB Capital Inc. The proposal was approved pursuant to the written consent of a majority of the Company’s shareholders, without a meeting, as permitted by Florida law and the Company’s articles and by-laws, and an Information Statement was sent to shareholders regarding the proposal.

Counsel RB is a leader in capital asset solutions – finding, acquiring and monetizing distressed and surplus capital assets. In addition to acquiring turnkey manufacturing facilities and used industrial machinery and equipment, Counsel RB arranges traditional asset disposition sales, including liquidation and auction sales. With its industry and bankruptcy expertise, Counsel RB has the ability to respond quickly and to creatively structure transactions.

Counsel RB’s objective is to be the leading resource for clients requiring capital asset solutions. To achieve its objective, it plans to strengthen its core competencies, create a full service industrial auction division, develop an asset-based DIP facility and build out a valuation practice to provide equipment appraisals to companies and financial institutions. As part of this process, Counsel RB has recently hired several key employees with equipment and real estate expertise as well as experience in business development and client relations.

 “We are very excited about the prospects for our asset liquidation business” said Allan Silber, Chairman of Counsel RB Capital Inc. and its parent, Counsel Corporation (TSX: CXS).  “The business has exceeded expectations to date and we plan to allocate more energy and resources to building this important operating segment”.

Counsel RB Capital Inc., 1 Toronto Street, Suite 700 Toronto, Ontario M5C 2V6
Voice 416-866-3000  Fax: 416-866-3061 www.counselrb.com

About Counsel RB Capital Inc.

The Company operates in two business segments:  asset liquidation and patent licensing.  Its asset liquidation business acquires and disposes of distressed and surplus assets.  Its patent licensing business develops and licenses its patents, which include two foundational patents in VoIP technology.  In addition, the Company owns approximately 5% of Polaroid Corporation. For further information, please visit our website at www.c2global.com.

About Counsel RB Capital LLC

Counsel RB Capital LLC specializes in the acquisition and disposition of distressed and surplus assets throughout the United States and Canada, including industrial machinery and equipment, real estate, inventories, accounts receivable and distressed debt. In addition to purchasing various types of assets, Counsel RB also arranges traditional asset disposition services such as on-site and webcast auctions, liquidations and negotiated sales. For further information, please visit www.counselrb.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of business judgment as well as assumptions made by, and information currently available to, management.  When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, and words of similar import, are intended to identify any forward-looking statements.  You should not place undue reliance on these forward-looking statements.  These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements.  We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.  Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.  Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Stephen A. Weintraub
Executive Vice President, Secretary & CFO
sweintraub@c2global.com
(416) 866-3058